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                                                                    Exhibit 99.1

               Written Statement of President and Chief Executive Officer
                         Pursuant to Section 906 of the
                 Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
                                     1350)

         The undersigned, the President and Chief Executive Office of the Mohegan Tribal Gaming Authority (the "Authority"), hereby certifies that, to his knowledge, on the date hereof:

          (a) the Quarterly Report on Form 10-Q/A of the Authority for the Quarter Ended June 30, 2001 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

                                           /s/ William J. Velardo
                                           ---------------------------------
                                           William J. Velardo
                                           President and Chief Executive Officer
                                           November 12, 2002

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